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                           [STREICH LANG LETTERHEAD]

                                                                    Exhibit 5.1

                               November 20, 1996

Oasis Residential, Inc.
4041 East Sunset Road
Henderson, NV 89014

          Re:  $5,000,000 Aggregate Principal Amount of
               7.00% Notes due 2003 of Oasis Residential, Inc.
               -----------------------------------------------

Ladies and Gentlemen:

        We have acted as special Nevada counsel for Oasis Residential, Inc. (the "Company") in connection with matters arising under laws of the State of Nevada and pertaining to a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

        The Registration Statement incorporates by reference in its entirety the Company's Registration Statement on Form S-3 filed with the Commission on March 21, 1995 (File No. 33-90488), which contains the Company's Prospectus dated March 28, 1995 (the "Prospectus") and all Supplements thereto (each a "Prospectus Supplement"). The Registration Statement provides for the registration by the Company of $5,000,000 aggregate principal amount of
7.00% Notes due 2003.
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                           [STREICH LANG LETTERHEAD]

                                                         Oasis Residential, Inc.
                                                               November 20, 1996
                                                                          Page 2

        In our capacity as Nevada counsel to the Company in connection with the Registration, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Nevada securities laws, in the manner presently proposed.

        We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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                           [STREICH LANG LETTERHEAD]

                                                         Oasis Residential, Inc.
                                                               November 20, 1996
                                                                          Page 3

        We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada, and we express no opinion herein with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

        Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

        Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof the Securities have been duly authorized by all necessary corporate action of the Company, and, when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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                           [STREICH LANG LETTERHEAD]

                                                         Oasis Residential, Inc.
                                                               November 20, 1996
                                                                          Page 4

        The opinion rendered above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies


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                           [STREICH LANG LETTERHEAD]

                                                         Oasis Residential, Inc.
                                                               November 20, 1996
                                                                          Page 5

of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

        To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for the purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the trustee and constitutes a legal, valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

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                           [STREICH LANG LETTERHEAD]

                                                         Oasis Residential, Inc.
                                                               November 20, 1996
                                                                          Page 6

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus incorporated by reference therein.

        This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                                Very truly yours,
                                                STREICH LANG

                                                /s/ Streich Lang